EXHIBIT 23

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-1900 of Brown & Brown, Inc. on Form S-8 of our report dated June 6, 2003 appearing in the Annual Report on Form 11-K of Brown & Brown, Inc. Employees’ Savings Plan and Trust for the year ended December 31, 2002.

DELOITTE & THOUCHE LLP
Certified Public Accountants

Jacksonville, Florida
June 23, 2003